AXIS Capital Holdings Limited

INVESTOR FINANCIAL SUPPLEMENT

THIRD QUARTER 2017

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Linda Ventresca
Investor Relations
441 405 2727
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that we file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS Capital Holdings Limited
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
DEFINITIONS AND PRESENTATION

Unless otherwise noted, all data is in thousands, except for per share amounts and ratio information.

•
All financial information contained herein is unaudited, except for the consolidated balance sheets at December 31, 2016 and December 31, 2015 and consolidated statements of income for the years then ended.

•	Amounts may not reconcile exactly due to rounding differences.

•	NM - Not meaningful; NA - Not applicable
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
Statements in this presentation that are not historical facts, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, may be “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. Forward-looking statements contained in this presentation may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the cyclical nature of the re(insurance) business leading to periods with excess underwriting capacity and unfavorable premium rates,

•	the occurrence and magnitude of natural and man-made disasters,

•	losses from war, terrorism and political unrest or other unanticipated losses,

•	actual claims exceeding our loss reserves,

•	general economic, capital and credit market conditions,

•	the failure of any of the loss limitation methods we employ,

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions,

•	our inability to purchase reinsurance or collect amounts due to us,

•	the breach by third parties in our program business of their obligations to us,

•	difficulties with technology and/or data security,

•	the failure of our policyholders and intermediaries to pay premiums,

•	the failure of our cedants to adequately evaluate risks,

•	inability to obtain additional capital on favorable terms, or at all,

•	the loss of one or more key executives,

•	a decline in our ratings with rating agencies,

•	loss of business provided to us by our major brokers and credit risk due to our reliance on brokers,

•	changes in accounting policies or practices,

•	the use of industry catastrophe models and changes to these models,

•	changes in governmental regulations and potential government intervention in our industry,

•	failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices,

•	increased competition,

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union,

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values,

•	the failure to successfully integrate acquired businesses or realize the expected synergies resulting from such acquisitions, and

•
the other factors set forth in our most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

i

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown coverage for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business consists of both primary and excess risks, some of which are catastrophe-exposed.
Marine: provides coverage for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides coverage for physical damage and business interruption of an insured following an act of terrorism.
Aviation: provides hull and liability and specific war coverage primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks and corporations. Coverage is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events. The credit insurance coverage is primarily for lenders seeking to mitigate the risk of non-payment from their borrowers. For the credit insurance contracts, it is necessary for the buyer of the insurance (most often a bank) to hold an insured asset (most often an underlying loan) in order to claim compensation under the insurance contract.
Professional Lines: provides coverage for directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, medical malpractice and other financial insurance related coverages for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale markets. Target industry sectors include construction, manufacturing, transportation and trucking and other services.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups, as well as accident and health reinsurance for catastrophic or per life events on a quota share and/or excess of loss basis, with aggregate and/or per person deductibles.

ii

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides non-life reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The exposure in the underlying policies is principally property exposure but also covers other exposures including workers compensation, personal accident and life. The principal perils in this portfolio are hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. We underwrite catastrophe reinsurance principally on an excess of loss basis.
Property: provides coverage for property damage and related losses resulting from natural and man-made perils contained in underlying personal and commercial policies. While our predominant exposure is to property damage, other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. While our most significant exposures typically relate to losses from windstorms, tornadoes and earthquakes, we are also exposed to other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events. We assume business on both a proportional and excess of loss basis.
Professional Lines: covers directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. Business is written on both a proportional and excess of loss basis.
Credit and Surety: consists of reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. The Company provides credit insurance coverage to mortgage guaranty insurers and government sponsored entities. Also included in this line of business is coverage for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world.
Motor: provides coverage to insurers for motor liability and property damage losses arising out of any one occurrence. A loss occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence. We offer traditional proportional and non-proportional reinsurance as well as structured solutions.
Liability: provides coverage to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers' compensation and auto liability are also written.
Agriculture: provides coverage for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. We provide both proportional and aggregate stop loss reinsurance.
Engineering: provides coverage for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes coverage for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.
Marine and Other: includes marine, aviation and personal accident reinsurance.

iii

AXIS Capital Holdings Limited
FINANCIAL HIGHLIGHTS

		Quarter ended September 30,				Nine months ended September 30,
		2017	2016	Change		2017	2016	Change

HIGHLIGHTS	Gross premiums written	$1,185,574	$959,962	23.5%		$4,459,772	$4,239,558	5.2%
	Gross premiums written - Insurance	62.8%	70.4%	(7.6)	pts	50.1%	49.8%	0.3	pts
	Gross premiums written - Reinsurance	37.2%	29.6%	7.6	pts	49.9%	50.2%	(0.3)	pts
	Net premiums written	$832,743	$595,431	39.9%		$3,297,718	$3,288,587	0.3%
	Net premiums earned	$1,017,131	$934,415	8.9%		$2,937,265	$2,783,746	5.5%
	Net premiums earned - Insurance	48.8%	47.6%	1.2	pts	49.3%	47.5%	1.8	pts
	Net premiums earned - Reinsurance	51.2%	52.4%	(1.2)	pts	50.7%	52.5%	(1.8)	pts
	Net income (loss) available to common shareholders	$(467,740)	$176,644	nm		$(377,695)	$334,554	nm
	Non-GAAP Operating income (loss) [a]	(445,895)	160,689	nm		(284,436)	309,450	nm
	Reserve for losses and loss expenses	10,787,575	9,874,807	9.2%		10,787,575	9,874,807	9.2%
	Total shareholders’ equity	$5,454,699	$6,025,658	(9.5%)		$5,454,699	$6,025,658	(9.5%)

PER COMMON SHARE AND COMMON SHARE DATA	Basic earnings (loss) per common share	($5.61)	$1.97	nm		($4.47)	$3.64	nm
	Diluted earnings (loss) per common share	(5.61)	1.96	nm		(4.47)	3.61	nm
	Non-GAAP operating income (loss) per common share - diluted [b]	($5.35)	$1.78	nm		($3.37)	$3.34	nm
	Weighted average common shares outstanding	83,305	89,621	(7.0%)		84,479	91,852	(8.0%)
	Diluted weighted average common shares outstanding	83,305	90,351	(7.8%)		84,479	92,579	(8.7%)
	Book value per common share	$56.28	$61.07	(7.8%)		$56.28	$61.07	(7.8%)
	Diluted book value per common share (treasury stock method)	55.33	59.77	(7.4%)		55.33	59.77	(7.4%)
	Diluted tangible book value per common share (treasury stock method) [a]	54.30	58.82	(7.7%)		54.30	58.82	(7.7%)
	Accumulated dividends declared per common share	$12.77	$11.25	13.5%		$12.77	$11.25	13.5%

FINANCIAL RATIOS	ROACE [c]	nm	13.2%	nm	pts	(10.3%)	8.4%	(18.7)	pts
	Non-GAAP operating ROACE [d]	nm	12.0%	nm	pts	(7.7%)	7.8%	(15.5)	pts
	Net loss and loss expense ratio	121.5%	57.0%	64.5	pts	83.3%	59.8%	23.5	pts
	Acquisition cost ratio	19.1%	20.3%	(1.2)	pts	20.0%	20.1%	(0.1)	pts
	General and administrative expense ratio	12.3%	15.3%	(3.0)	pts	14.8%	15.8%	(1.0)	pts
	Combined ratio	152.9%	92.6%	60.3	pts	118.1%	95.7%	22.4	pts

INVESTMENT DATA	Total assets	$21,818,150	$21,222,391	2.8%		$21,818,150	$21,222,391	2.8%
	Total cash and invested assets [e]	14,647,092	14,551,790	0.7%		14,647,092	14,551,790	0.7%
	Net investment income	95,169	116,923	(18.6%)		299,899	257,818	16.3%
	Net realized investment gains (losses)	$14,632	$5,205	181.1%		$(14,811)	$(40,295)	(63.2%)
	Total return on cash and investments (inclusive of investment related foreign exchange movements) [f]	1.1%	1.1%	—	pts	3.4%	3.6%	(0.2)	pts
	Total return on cash and investments (exclusive of investment related foreign exchange movements) [f] [h]	0.9%	1.1%	(0.2)	pts	3.0%	3.9%	(0.9)	pts
	Return on other investments [g]	2.1%	4.5%	(2.4)	pts	7.5%	3.1%	4.4	pts
	Book yield of fixed maturities	2.6%	2.6%	—	pts	2.6%	2.6%	—	pts

[a]
Non-GAAP Operating income (loss) and diluted tangible book value per common share are “non-GAAP financial measures” as defined by Regulation G. See page 28 for reconciliation of non-GAAP operating income to net income (loss) available to common shareholders and page 29 for diluted tangible book value per common share to diluted book value per common share.

[b]	Non-GAAP Operating income (loss) per common share - diluted, is calculated by dividing non-GAAP operating income (loss) for the period by diluted weighted average common shares and share equivalents.

[c]
Return on average common equity (“ROACE”) is calculated by dividing net income (loss) available to common shareholders for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Net income (loss) for the quarter-periods is annualized.

[d]
Non-GAAP Operating ROACE, also a “non-GAAP financial measure”, is calculated by dividing non-GAAP operating income (loss) for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Non-GAAP Operating income (loss) for the quarter-periods is annualized.

[e]
Total cash and invested assets represents the total cash, available for sale investments, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

[f]
In calculating total return, we include net investment income, net realized investment gains (losses), interest in income (loss) of equity method investments and the change in unrealized gains (losses) generated by our average cash and investment balances.

[g]	Return on other investments is calculated by dividing other investment income by the average month-end other investment balances for the period.

[h]
Pre-tax total return on cash and investments excluding foreign exchange movements is a "non-GAAP financial measure" as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange gains (losses) of $22m and $(8)m for the three months ended September 30, 2017 and 2016, respectively, and foreign exchange gains (losses) of $62m and $(39)m for the nine months ended September 30, 2017 and 2016, respectively.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF INCOME - QUARTERLY

	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q3 2015
UNDERWRITING REVENUES
Gross premiums written	$1,185,574	$1,362,327	$1,911,871	$730,650	$959,962	$936,583
Premiums ceded	(352,831)	(406,310)	(402,912)	(266,263)	(364,531)	(259,366)
Net premiums written	832,743	956,017	1,508,959	464,387	595,431	677,217

Gross premiums earned	1,370,035	1,300,648	1,245,669	1,213,623	1,214,826	1,148,356
Ceded premiums expensed	(352,904)	(319,217)	(306,966)	(291,744)	(280,411)	(229,015)
Net premiums earned	1,017,131	981,431	938,703	921,879	934,415	919,341
Other insurance related income (loss)	(3,197)	2,560	(3,783)	2,372	5,944	1,158
Total underwriting revenues	1,013,934	983,991	934,920	924,251	940,359	920,499

UNDERWRITING EXPENSES
Net losses and loss expenses	1,235,367	605,332	606,942	540,612	532,328	560,387
Acquisition costs	194,724	204,361	189,792	187,305	189,810	182,744
Underwriting-related general and administrative expenses [a]	96,696	117,286	121,801	130,069	114,223	121,123
Total underwriting expenses	1,526,787	926,979	918,535	857,986	836,361	864,254

UNDERWRITING INCOME (LOSS) [b]	(512,853)	57,012	16,385	66,265	103,998	56,245

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	95,169	106,063	98,664	95,517	116,923	45,685
Net realized investment gains (losses)	14,632	(4,392)	(25,050)	(20,229)	5,205	(69,957)
Interest expense and financing costs	(12,835)	(12,751)	(12,791)	(12,774)	(12,839)	(12,918)
Total other operating revenues (expenses)	96,966	88,920	60,823	62,514	109,289	(37,190)

OTHER (EXPENSES) REVENUE
Foreign exchange (losses) gains	(32,510)	(36,118)	(21,465)	51,514	13,795	28,088
Termination fee received	—	—	—	—	—	280,000
Corporate expenses [a]	(27,933)	(30,530)	(39,459)	(33,095)	(28,683)	(23,604)
Transaction related expenses	(5,970)	—	—	—	—	—
Reorganization and related expenses	—	—	—	—	—	(45,867)
Bargain purchase gain	—	15,044	—	—	—	—
Total other (expenses) revenues	(66,413)	(51,604)	(60,924)	18,419	(14,888)	238,617

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	(482,300)	94,328	16,284	147,198	198,399	257,672

Income tax (expense) benefit	25,877	3,333	9,337	1,373	(9,352)	(30)
Interest in income (loss) of equity method investments	(661)	(1,975)	(5,766)	340	(2,434)	—

NET INCOME (LOSS)	(457,084)	95,686	19,855	148,911	186,613	257,642

Preferred share dividends	(10,656)	(10,656)	(14,841)	(16,690)	(9,969)	(10,022)
Loss on repurchase of preferred shares	—	—	—	(1,309)	—	—

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(467,740)	$85,030	$5,014	$130,912	$176,644	$247,620

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	121.5%	61.7%	64.7%	58.6%	57.0%	61.0%
Acquisition cost ratio	19.1%	20.8%	20.2%	20.3%	20.3%	19.9%
General and administrative expense ratio [a]	12.3%	15.1%	17.2%	17.8%	15.3%	15.7%
Combined ratio	152.9%	97.6%	102.1%	96.7%	92.6%	96.6%

Weighted average basic shares outstanding	83,305	84,141	86,022	87,552	89,621	98,226
Weighted average diluted shares outstanding	83,305	84,511	86,793	88,474	90,351	99,124
Basic earnings (loss) per common share	($5.61)	$1.01	$0.06	$1.50	$1.97	$2.52
Diluted earnings (loss) per common share	($5.61)	$1.01	$0.06	$1.48	$1.96	$2.50
ROACE (annualized)	nm	6.7%	0.4%	9.9%	13.2%	18.8%
Non-GAAP operating ROACE (annualized)	nm	8.6%	4.0%	7.6%	12.0%	3.9%

[a]
Underwriting-related general and administrative expenses is a "non-GAAP financial measure" as defined in SEC Regulation G. Our total general and administrative expenses also include corporate expenses. Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

[b]
Group (or consolidated) underwriting income is also a "non-GAAP financial measure". Reconciliations of consolidated underwriting income to the nearest GAAP financial measure (income (loss) before income taxes and interest in income (loss) of equity method investments) are presented above and on the following page.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF INCOME - YEAR TO DATE

	Nine months ended September 30,			Year ended December 31,
	2017	2016	2015	2016	2015
UNDERWRITING REVENUES
Gross premiums written	$4,459,772	$4,239,558	$3,803,928	$4,970,208	$4,603,730
Premiums ceded	(1,162,054)	(950,971)	(724,621)	(1,217,234)	(929,064)
Net premiums written	3,297,718	3,288,587	3,079,307	3,752,974	3,674,666

Gross premiums earned	3,916,352	3,548,771	3,421,422	4,762,394	4,567,953
Ceded premiums expensed	(979,087)	(765,025)	(656,817)	(1,056,769)	(881,536)
Net premiums earned	2,937,265	2,783,746	2,764,605	3,705,625	3,686,417
Other insurance related income (loss)	(4,420)	4,850	12,319	7,222	(2,953)
Total underwriting revenues	2,932,845	2,788,596	2,776,924	3,712,847	3,683,464

UNDERWRITING EXPENSES
Net losses and loss expenses	2,447,640	1,663,584	1,652,868	2,204,197	2,176,199
Acquisition costs	588,879	559,570	537,549	746,876	718,112
Underwriting-related general and administrative expenses [a]	335,782	352,632	372,625	482,701	486,911
Total underwriting expenses	3,372,301	2,575,786	2,563,042	3,433,774	3,381,222

UNDERWRITING INCOME (LOSS)	(439,456)	212,810	213,882	279,073	302,242

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	299,899	257,818	226,336	353,335	305,336
Net realized investment losses	(14,811)	(40,295)	(123,618)	(60,525)	(138,491)
Interest expense and financing costs	(38,377)	(38,586)	(38,114)	(51,360)	(50,963)
Total other operating revenues	246,711	178,937	64,604	241,450	115,882

OTHER (EXPENSES) REVENUE
Foreign exchange (losses) gains	(90,093)	69,781	69,200	121,295	102,312
Termination fee received	—	—	280,000	—	280,000
Corporate expenses [a]	(97,922)	(86,922)	(83,826)	(120,016)	(109,910)
Transaction related expenses	(5,970)	—	—	—	—
Reorganization and related expenses	—	—	(45,867)	—	(45,867)
Bargain purchase gain	15,044	—	—	—	—
Total other (expenses) revenue	(178,941)	(17,141)	219,507	1,279	226,535

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	(371,686)	374,606	497,993	521,802	644,659

Income tax (expense) benefit	38,547	(7,712)	(1,155)	(6,340)	(3,028)
Interest in loss of equity method investments	(8,402)	(2,434)	—	(2,094)	—

NET INCOME (LOSS)	(341,541)	364,460	496,838	513,368	641,631

Preferred share dividends	(36,154)	(29,906)	(30,066)	(46,597)	(40,069)
Loss on repurchase of preferred shares	—	—	—	(1,309)	—

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(377,695)	$334,554	$466,772	$465,462	$601,562

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	83.3%	59.8%	59.8%	59.5%	59.0%
Acquisition cost ratio	20.0%	20.1%	19.4%	20.2%	19.5%
General and administrative expense ratio [a]	14.8%	15.8%	16.5%	16.2%	16.2%
Combined ratio	118.1%	95.7%	95.7%	95.9%	94.7%

Weighted average basic shares outstanding	84,479	91,852	99,464	90,772	98,609
Weighted average diluted shares outstanding	84,479	92,579	100,468	91,547	99,629
Basic earnings per common share	($4.47)	$3.64	$4.69	$5.13	$6.10
Diluted earnings per common share	($4.47)	$3.61	$4.65	$5.08	$6.04
ROACE [b]	(10.3%)	8.4%	12.0%	9.0%	11.5%
Operating ROACE [b]	(7.7%)	7.8%	7.2%	7.9%	7.7%

[a]	Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

[b]	Annualized for the nine-month periods.

AXIS Capital Holdings Limited
CONSOLIDATED SEGMENT DATA

	Quarter ended September 30, 2017			Nine months ended September 30, 2017
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$744,366	$441,208	$1,185,574	$2,234,395	$2,225,377	$4,459,772
Net premiums written	500,022	332,721	832,743	1,533,029	1,764,689	3,297,718

Gross premiums earned	723,648	646,387	1,370,035	2,118,929	1,797,423	3,916,352
Ceded premiums expensed	(227,644)	(125,260)	(352,904)	(670,659)	(308,428)	(979,087)
Net premiums earned	496,004	521,127	1,017,131	1,448,270	1,488,995	2,937,265
Other insurance related income (loss)	526	(3,723)	(3,197)	1,077	(5,497)	(4,420)
Total underwriting revenues	496,530	517,404	1,013,934	1,449,347	1,483,498	2,932,845

UNDERWRITING EXPENSES
Net losses and loss expenses	628,865	606,502	1,235,367	1,241,495	1,206,145	2,447,640
Acquisition costs	74,231	120,493	194,724	223,665	365,214	588,879
Underwriting-related general and administrative expenses	75,038	21,658	96,696	253,308	82,474	335,782
Total underwriting expenses	778,134	748,653	1,526,787	1,718,468	1,653,833	3,372,301

UNDERWRITING INCOME (LOSS)	$(281,604)	$(231,249)	$(512,853)	$(269,121)	$(170,335)	$(439,456)

KEY RATIOS
Current accident year loss ratio	127.3%	125.0%	126.2%	87.8%	88.6%	88.2%
Prior period reserve development	(0.5%)	(8.6%)	(4.7%)	(2.1%)	(7.6%)	(4.9%)
Net loss and loss expense ratio	126.8%	116.4%	121.5%	85.7%	81.0%	83.3%
Acquisition cost ratio	15.0%	23.1%	19.1%	15.4%	24.5%	20.0%
Underwriting-related general and administrative expense ratio	15.1%	4.2%	9.6%	17.6%	5.6%	11.5%
Corporate expense ratio			2.7%			3.3%
Combined ratio	156.9%	143.7%	152.9%	118.7%	111.1%	118.1%

AXIS Capital Holdings Limited
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

							Nine months ended September 30,
	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q3 2015	2017	2016

INSURANCE SEGMENT
Property	$154,882	$198,681	$144,564	$150,511	$164,605	$139,488	$498,127	$522,380
Marine	42,483	73,921	65,601	34,311	33,677	38,817	182,005	191,298
Terrorism	12,147	10,509	11,814	10,056	9,394	11,192	34,470	28,090
Aviation	23,814	21,037	14,583	16,062	9,684	10,222	59,434	37,111
Credit and Political Risk	19,793	15,139	16,172	15,631	5,423	8,542	51,105	34,299
Professional Lines	213,009	244,119	155,469	254,942	204,926	196,218	612,597	590,417
Liability	131,975	136,725	90,603	94,233	108,447	104,666	359,304	310,797
Accident and Health	146,263	95,892	195,200	31,700	139,274	97,559	437,353	398,404
TOTAL INSURANCE SEGMENT	744,366	796,023	694,006	607,446	675,430	606,704	2,234,395	2,112,796

REINSURANCE SEGMENT
Catastrophe	89,510	135,560	185,935	8,193	46,338	56,693	411,004	316,692
Property	90,001	56,723	194,541	(1,020)	61,957	67,539	341,265	283,555
Professional Lines	20,175	120,584	77,012	33,309	19,479	45,509	217,772	235,094
Credit and Surety	38,216	25,143	119,925	3,975	36,174	23,390	183,284	315,102
Motor	40,385	42,093	291,423	7,683	13,344	21,359	373,901	338,403
Liability	139,083	118,095	111,821	57,109	91,387	111,361	368,999	365,380
Agriculture	11,152	58,094	149,191	6,963	1,286	(3,303)	218,437	151,315
Engineering	10,120	7,347	40,533	12,173	13,588	4,397	58,000	56,719
Marine and Other	2,566	2,665	47,484	(5,181)	979	2,934	52,715	64,502
TOTAL REINSURANCE SEGMENT	441,208	566,304	1,217,865	123,204	284,532	329,879	2,225,377	2,126,762

CONSOLIDATED TOTAL	$1,185,574	$1,362,327	$1,911,871	$730,650	$959,962	$936,583	$4,459,772	$4,239,558

AXIS Capital Holdings Limited
INSURANCE SEGMENT DATA - QUARTERLY

	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q3 2015
UNDERWRITING REVENUES
Gross premiums written	$744,366	$796,023	$694,006	$607,446	$675,430	$606,704
Net premiums written	500,022	527,678	505,329	374,068	433,131	381,118

Gross premiums earned	723,648	716,176	679,105	680,000	668,820	647,024
Ceded premiums expensed	(227,644)	(222,340)	(220,675)	(225,328)	(224,129)	(202,474)
Net premiums earned	496,004	493,836	458,430	454,672	444,691	444,550
Other insurance related income	526	508	42	146	39	542
Total underwriting revenues	496,530	494,344	458,472	454,818	444,730	445,092

UNDERWRITING EXPENSES
Net losses and loss expenses	628,865	325,728	286,903	288,161	273,226	283,272
Acquisition costs	74,231	81,276	68,157	66,138	61,755	69,118
General and administrative expenses	75,038	87,822	90,448	94,205	84,588	85,814
Total underwriting expenses	778,134	494,826	445,508	448,504	419,569	438,204

UNDERWRITING INCOME (LOSS)	$(281,604)	$(482)	$12,964	$6,314	$25,161	$6,888

KEY RATIOS
Current accident year loss ratio	127.3%	69.9%	64.5%	66.2%	66.1%	64.3%
Prior period reserve development	(0.5%)	(3.9%)	(1.9%)	(2.8%)	(4.7%)	(0.6%)
Net loss and loss expense ratio	126.8%	66.0%	62.6%	63.4%	61.4%	63.7%
Acquisition cost ratio	15.0%	16.5%	14.9%	14.5%	13.9%	15.5%
General and administrative expense ratio	15.1%	17.7%	19.7%	20.7%	19.1%	19.4%
Combined ratio	156.9%	100.2%	97.2%	98.6%	94.4%	98.6%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT DATA - QUARTERLY

	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q3 2015
UNDERWRITING REVENUES
Gross premiums written	$441,208	$566,304	$1,217,865	$123,204	$284,532	$329,879
Net premiums written	332,721	428,339	1,003,630	90,319	162,300	296,099

Gross premiums earned	646,387	584,472	566,564	533,623	546,006	501,332
Ceded premiums expensed	(125,260)	(96,877)	(86,291)	(66,416)	(56,282)	(26,541)
Net premiums earned	521,127	487,595	480,273	467,207	489,724	474,791
Other insurance related (loss) income	(3,723)	2,052	(3,825)	2,226	5,905	616
Total underwriting revenues	517,404	489,647	476,448	469,433	495,629	475,407

UNDERWRITING EXPENSES
Net losses and loss expenses	606,502	279,604	320,039	252,451	259,102	277,115
Acquisition costs	120,493	123,085	121,635	121,167	128,055	113,626
General and administrative expenses	21,658	29,464	31,353	35,864	29,635	35,309
Total underwriting expenses	748,653	432,153	473,027	409,482	416,792	426,050

UNDERWRITING INCOME (LOSS)	$(231,249)	$57,494	$3,421	$59,951	$78,837	$49,357

KEY RATIOS
Current accident year loss ratio	125.0%	67.9%	70.0%	65.9%	64.2%	67.4%
Prior period reserve development	(8.6%)	(10.6%)	(3.4%)	(11.9%)	(11.3%)	(9.0%)
Net loss and loss expense ratio	116.4%	57.3%	66.6%	54.0%	52.9%	58.4%
Acquisition cost ratio	23.1%	25.2%	25.3%	25.9%	26.1%	23.9%
General and administrative expense ratio	4.2%	6.1%	6.6%	7.7%	6.1%	7.4%
Combined ratio	143.7%	88.6%	98.5%	87.6%	85.1%	89.7%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT - STRATEGIC CAPITAL PARTNERS

	Quarter ended September 30,		Nine months ended September 30,
TOTAL MANAGED PREMIUMS [a]	2017	2016	2017	2016
Total Managed Premiums	$441,208	$284,532	$2,225,377	$2,126,762
Premiums ceded to Harrington Re	55,900	101,689	178,574	101,689
Premiums ceded to Other Strategic Capital Partners	52,587	20,543	282,114	169,544
Net premiums written	$332,721	$162,300	$1,764,689	$1,855,529

FEE INCOME FROM STRATEGIC CAPITAL PARTNERS [b]
Fee income	$5,516	$8,072	$28,261	$15,007

[a]
Total managed premiums represented gross premiums written by the AXIS Reinsurance segment of $441,208 and $284,532 for the three months ended September 30, 2017 and 2016, respectively, and $2,225,377 and $2,126,762 for the nine months ended September 30, 2017 and 2016, respectively, including premiums written on behalf of our strategic capital partners.

[b]
Fee income (loss) from strategic capital partners represents service fees and reimbursement of expenses due to the AXIS Reinsurance segment from its strategic capital partners. Fee income (loss) from strategic capital partners included $(4,301) and $4,924 included in other insurance related income (expense) for the three and nine months ended September 30, 2017, respectively, and $3,399 for the three and nine months ended September 30, 2016. It also included $9,816 and $23,337 as an offset to general and administrative expenses for the three and nine months ended September 30, 2017, respectively, and $4,673 for the three and nine months ended September 30, 2016 . Fee income from strategic capital partners for periods prior to June 30, 2016 were included in acquisition costs.

AXIS Capital Holdings Limited
NET INVESTMENT INCOME

							Nine months ended September 30,
	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q3 2015	2017	2016

Fixed maturities	$74,978	$78,218	$77,407	$76,036	$75,827	$75,980	$230,603	$229,423
Other investments	17,373	23,639	18,962	16,744	38,248	(27,421)	59,973	25,770
Equity securities	3,223	4,347	3,478	3,462	4,633	3,445	11,048	12,843
Mortgage loans	2,895	2,597	2,477	2,313	2,191	482	7,970	5,683
Cash and cash equivalents	3,111	3,433	3,095	2,138	3,768	993	9,640	7,071
Short-term investments	698	660	438	1,353	337	83	1,797	708

Gross investment income	102,278	112,894	105,857	102,046	125,004	53,562	321,031	281,498
Investment expenses	(7,109)	(6,831)	(7,193)	(6,529)	(8,081)	(7,877)	(21,132)	(23,680)

Net investment income	$95,169	$106,063	$98,664	$95,517	$116,923	$45,685	$299,899	$257,818

AXIS Capital Holdings Limited
CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2017	2017	2017	2016	2016	2015
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$11,086,386	$11,424,295	$11,191,529	$11,397,114	$11,566,860	$12,139,595
Equity securities, available for sale, at fair value	659,751	738,489	653,419	638,744	644,344	689,157
Mortgage loans, held for investment, at amortized cost and fair value	360,381	349,916	339,855	349,969	332,753	129,431
Other investments, at fair value	830,253	813,617	780,395	830,219	847,262	800,319
Equity method investments	108,597	109,258	111,233	116,000	111,295	10,805
Short-term investments, at amortized cost and fair value	15,282	10,146	13,338	127,461	39,877	7,152
Total investments	13,060,650	13,445,721	13,089,769	13,459,507	13,542,391	13,776,459
Cash and cash equivalents	1,631,127	1,015,270	1,451,570	1,241,507	1,077,263	1,180,473
Accrued interest receivable	68,023	72,626	69,649	74,971	71,096	75,375
Insurance and reinsurance premium balances receivable	2,968,096	3,050,222	2,891,811	2,313,512	2,694,976	2,169,581
Reinsurance recoverable on paid and unpaid losses	2,360,821	2,184,934	2,070,341	2,334,922	2,336,741	2,036,099
Deferred acquisition costs	562,774	591,397	609,773	438,636	545,618	544,178
Prepaid reinsurance premiums	734,129	733,836	645,663	556,344	582,551	416,451
Receivable for investments sold	9,357	18,754	40,448	14,123	2,285	7,220
Goodwill and intangible assets	87,206	86,220	84,613	85,049	85,501	87,329
Other assets	335,967	300,658	293,330	295,120	283,969	264,176
TOTAL ASSETS	$21,818,150	$21,499,638	$21,246,967	$20,813,691	$21,222,391	$20,557,341

LIABILITIES
Reserve for losses and loss expenses	$10,787,575	$9,878,662	$9,541,963	$9,697,827	$9,874,807	$9,703,583
Unearned premiums	3,521,063	3,704,003	3,629,354	2,969,498	3,453,655	3,107,348
Insurance and reinsurance balances payable	670,292	677,204	514,356	493,183	461,519	301,830
Senior notes	993,797	993,511	993,229	992,950	992,633	991,562
Payable for investments purchased	122,065	95,865	83,783	62,550	141,245	303,916
Other liabilities	268,659	257,698	253,917	325,313	272,874	322,736
TOTAL LIABILITIES	16,363,451	15,606,943	15,016,602	14,541,321	15,196,733	14,730,975

SHAREHOLDERS’ EQUITY
Preferred shares	775,000	775,000	1,126,074	1,126,074	625,000	627,843
Common shares	2,206	2,206	2,206	2,206	2,206	2,202
Additional paid-in capital	2,291,516	2,283,523	2,276,671	2,299,857	2,307,866	2,230,278
Accumulated other comprehensive income (loss)	141,613	84,306	699	(121,841)	98,505	(117,593)
Retained earnings	6,051,659	6,551,801	6,499,262	6,527,627	6,430,573	6,093,897
Treasury shares, at cost	(3,807,295)	(3,804,141)	(3,674,547)	(3,561,553)	(3,438,492)	(3,010,261)
TOTAL SHAREHOLDERS' EQUITY	5,454,699	5,892,695	6,230,365	6,272,370	6,025,658	5,826,366

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$21,818,150	$21,499,638	$21,246,967	$20,813,691	$21,222,391	$20,557,341

Basic common shares outstanding	83,157	83,203	85,170	86,441	88,439	96,049
Diluted common shares outstanding	84,575	84,655	86,670	88,317	90,363	98,213
Book value per common share	$56.28	$61.51	$59.93	$59.54	$61.07	$54.91
Diluted book value per common share	55.33	60.45	58.89	58.27	59.77	53.68
Diluted tangible book value per common share	$54.30	$59.44	$57.92	$57.31	$58.82	$52.78
Debt to total capital [a]	15.4%	14.4%	13.7%	13.7%	14.1%	14.5%
Debt and preferred equity to total capital	27.4%	25.7%	29.3%	29.2%	23.0%	23.8%

[a]	The debt to total capital ratio is calculated by dividing our senior notes by total capital. Total capital represents the sum of total shareholders’ equity and our senior notes.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS PORTFOLIO
At September 30, 2017

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$1,556,963	$2,729	$(12,374)	$1,547,318	10.7%
Non-U.S. government	568,223	13,961	(8,544)	573,640	3.9%
Corporate debt	4,460,337	65,230	(21,600)	4,503,967	30.7%
Agency RMBS	2,313,096	12,218	(18,492)	2,306,822	15.7%
CMBS	665,520	5,954	(1,738)	669,736	4.6%
Non-Agency RMBS	42,653	1,968	(804)	43,817	0.3%
ABS	1,285,080	4,572	(782)	1,288,870	8.8%
Municipals	151,522	1,379	(685)	152,216	1.0%
Total fixed maturities	11,043,394	108,011	(65,019)	11,086,386	75.7%

Equity securities, available for sale
Common stocks	13,980	1,415	(569)	14,826	0.1%
Exchange traded funds	365,412	88,782	—	454,194	3.1%
Bond mutual funds	183,718	8,686	(1,673)	190,731	1.3%
Total equity securities	563,110	98,883	(2,242)	659,751	4.5%

Total available for sale investments	$11,606,504	$206,894	$(67,261)	11,746,137	80.2%

Mortgage loans, held for investment				360,381	2.5%

Other investments (see below)				830,253	5.7%

Equity method investments				108,597	0.7%

Short-term investments				15,282	0.1%

Total investments				13,060,650	89.2%

Cash and cash equivalents [a]				1,631,127	11.1%

Accrued interest receivable				68,023	0.5%

Net receivable/(payable) for investments sold (purchased)				(112,708)	(0.8%)

Total cash and invested assets				$14,647,092	100.0%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$64,067	7.7%
Multi-strategy funds				286,452	34.5%
Event-driven funds				48,578	5.9%
Direct lending funds				232,389	28.0%
Real estate funds				46,691	5.6%
Private equity funds				71,896	8.7%
Other privately held investments				43,398	5.2%
Collateralized loan obligations - equity tranches				36,782	4.4%
Total				$830,253	100.0%

[a]	Includes $281 million of restricted cash and cash equivalents.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS COMPOSITION - QUARTERLY

	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q3 2015
	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	10.7%	11.3%	11.5%	11.4%	10.8%	12.7%
Non-U.S. government	3.9%	3.7%	3.8%	3.8%	4.0%	5.2%
Corporate debt	30.7%	32.8%	30.5%	31.2%	31.4%	30.4%
MBS:
Agency RMBS	15.7%	15.9%	15.6%	16.7%	17.3%	15.0%
CMBS	4.6%	4.5%	4.7%	4.5%	6.1%	7.3%
Non-agency RMBS	0.3%	0.3%	0.4%	0.4%	0.5%	0.7%
ABS	8.8%	9.5%	9.4%	8.3%	8.5%	9.8%
Municipals	1.0%	1.0%	0.9%	1.1%	0.9%	1.2%

Total Fixed Maturities	75.7%	79.0%	76.8%	77.4%	79.5%	82.3%
Equity securities	4.5%	5.1%	4.5%	4.3%	4.4%	4.7%
Mortgage loans	2.5%	2.4%	2.3%	2.4%	2.3%	0.9%
Other investments	5.7%	5.6%	5.4%	5.6%	5.8%	5.4%
Equity method investments	0.7%	0.8%	0.8%	0.8%	0.8%	0.1%
Short-term investments	0.1%	0.1%	0.1%	0.9%	0.3%	0.1%

Total Investments	89.2%	93.0%	89.9%	91.4%	93.1%	93.5%
Cash and cash equivalents	11.1%	7.0%	10.0%	8.4%	7.4%	8.0%
Accrued interest receivable	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Net receivable/(payable) for investments sold or purchased	(0.8%)	(0.5%)	(0.4%)	(0.3%)	(1.0%)	(2.0%)
Total Cash and Invested Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CREDIT QUALITY OF FIXED MATURITIES	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
U.S. government and agency	14.0%	14.3%	15.2%	14.5%	13.5%	15.4%
AAA	39.5%	38.1%	37.8%	36.5%	37.7%	35.0%
AA	7.9%	8.1%	8.7%	9.9%	10.1%	10.9%
A	15.0%	15.8%	14.7%	15.3%	15.3%	18.7%
BBB	14.5%	14.7%	14.1%	13.7%	13.9%	11.6%
Below BBB	9.1%	9.0%	9.5%	10.1%	9.5%	8.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

MATURITY PROFILE OF FIXED MATURITIES	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
Within one year	3.9%	3.5%	2.9%	2.7%	3.0%	3.5%
From one to five years	34.7%	36.2%	35.8%	33.8%	32.9%	36.5%
From five to ten years	20.5%	20.0%	19.7%	22.0%	20.2%	17.7%
Above ten years	2.0%	2.0%	2.6%	2.8%	3.1%	2.5%
Asset-backed and mortgage-backed securities	38.9%	38.3%	39.0%	38.7%	40.8%	39.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.6%	2.6%	2.7%	2.6%	2.6%	2.5%
Yield to maturity of fixed maturities	2.6%	2.6%	2.7%	2.8%	2.3%	2.5%
Average duration of fixed maturities (inclusive of duration hedges)	3.2 yrs	3.1 yrs	3.3 yrs	3.5 yrs	3.2 yrs	3.1 yrs
Average credit quality	AA-	AA-	AA-	AA-	AA-	AA-

AXIS Capital Holdings Limited
GEOGRAPHIC DISTRIBUTION OF FIXED MATURITIES AND EQUITIES
At September 30, 2017

			Corporate Debt
	Governments and Agencies		Financials	Non-Financials	Government Guaranteed	Total	Agency RMBS	Non-Agency RMBS/CMBS	ABS	Total Fixed Maturities	Equities		Total Fixed Maturities and Equities
Composition by country
Eurozone countries:
Netherlands	$21,001		$14,951	$76,402	$—	$91,353	$—	$—	$—	$112,354	$1,423		$113,777
Germany	45,633		6,130	19,837	—	25,967	—	—	—	71,600	1,577		73,177
Belgium	31,748		427	20,115	—	20,542	—	—	—	52,290	531		52,821
France	—		10,162	31,556	—	41,718	—	—	—	41,718	4,409		46,127
Luxembourg	—		—	45,518	—	45,518	—	—	—	45,518	—		45,518
Ireland	—		22,139	11,724	—	33,863	—	—	4,241	38,104	81		38,185
Italy	7,241		406	6,914	—	7,320	—	—	—	14,561	810		15,371
Spain	2,885		7,320	4,300	—	11,620	—	—	—	14,505	436		14,941
Supranational [a]	9,661		—	—	—	—	—	—	—	9,661	—		9,661
Austria	—		791	1,221	—	2,012	—	—	—	2,012	261		2,273
Portugal	—		—	949	—	949	—	—	—	949	—		949
Finland	—		—	693	—	693	—	—	—	693	227		920
Other [b]	—		—	—	—	—	—	—	—	—	88,617		88,617
Total eurozone	118,169		62,326	219,229	—	281,555	—	—	4,241	403,965	98,372		502,337
Other concentrations:
United Kingdom	184,220		50,872	119,005	20,755	190,632	—	12,621	—	387,473	11,918		399,391
Canada	91,259		122,380	96,385	77,884	296,649	—	—	6,814	394,722	—		394,722
Japan	—		93,025	2,999	5,914	101,938	—	—	7,351	109,289	22,665		131,954
Australia	—		62,674	12,074	—	74,748	—	—	—	74,748	—		74,748
Mexico	36,997		—	1,475	—	1,475	—	—	—	38,472	—		38,472
Other	142,995		18,127	68,737	16,665	103,529	—	—	—	246,524	27,792	[c]	274,316
Total other concentrations	455,471		347,078	300,675	121,218	768,971	—	12,621	14,165	1,251,228	62,375		1,313,603

Total Non-U.S. concentrations	573,640		409,404	519,904	121,218	1,050,526	—	12,621	18,406	1,655,193	160,747		1,815,940

United States	1,495,423	[d]	1,372,278	2,080,359	804	3,453,441	2,306,822	700,932	1,270,464	9,227,082	499,004	[e]	9,726,086
United States agencies	51,895		—	—	—	—	—	—	—	51,895	—		51,895
United States local governments	152,216		—	—	—	—	—	—	—	152,216	—		152,216
Total U.S. concentrations	1,699,534		1,372,278	2,080,359	804	3,453,441	2,306,822	700,932	1,270,464	9,431,193	499,004		9,930,197

Totals	$2,273,174		$1,781,682	$2,600,263	$122,022	$4,503,967	$2,306,822	$713,553	$1,288,870	$11,086,386	$659,751		$11,746,137

[a]	Represents holdings of the European Investment Bank.

[b]	Represents holdings in exchange-traded funds ("ETFs"). The primary countries of risk for these underlying securities are countries within the eurozone.

[c]	Represents exchange-traded funds ("ETFs") designed to track indexes with primary underlying exposures to countries other than the United States and those within the eurozone.

[d]	Represents United States Treasuries.

[e]	Represents ETFs designed to track the S&P 500 and a U.S. bond mutual fund.

AXIS Capital Holdings Limited
CORPORATE DEBT COMPOSITION
At September 30, 2017

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banking	$970,474	21.5%	6.6%
Foreign banking [a]	325,341	7.2%	2.2%
Corporate/commercial finance	211,157	4.7%	1.4%
Insurance	117,361	2.6%	0.8%
Investment brokerage	11,779	0.3%	0.1%
Total financial institutions	1,636,112	36.3%	11.1%
Consumer non-cyclicals	516,251	11.5%	3.5%
Consumer cyclical	320,126	7.1%	2.2%
Communications	245,361	5.4%	1.7%
Technology	210,374	4.7%	1.4%
Energy	197,815	4.4%	1.4%
Non-U.S. government guaranteed [b]	121,218	2.7%	0.8%
Transportation	97,053	2.2%	0.7%
Industrials	89,186	2.0%	0.6%
Utilities	88,775	2.0%	0.6%
Total investment grade	3,522,271	78.3%	24.0%

Total non-investment grade	981,696	21.7%	6.7%

Total corporate debt	$4,503,967	100.0%	30.7%

[a]	Located in Canada, Japan, Australia, United Kingdom, Switzerland, Norway, Denmark, Chile, Germany, France, Netherlands and Spain.

[b]	No corporate debt guaranteed by a eurozone country.

AXIS Capital Holdings Limited
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At September 30, 2017

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
MORGAN STANLEY	$131,740	$812	$132,552	1.2%
GOLDMAN SACHS GROUP	122,539	727	123,266	1.1%
JP MORGAN CHASE & CO	118,202	749	118,951	1.1%
WELLS FARGO & COMPANY	112,131	761	112,892	1.0%
BANK OF AMERICA CORP	82,147	963	83,110	0.7%
FORD MOTOR COMPANY	60,628	(313)	60,315	0.5%
AMERICAN EXPRESS COMPANY	52,639	300	52,939	0.5%
VERIZON COMMUNICATIONS INC	53,006	(114)	52,892	0.5%
AT&T INC	49,267	545	49,812	0.4%
GENERAL MOTORS COMPANY	46,934	903	47,837	0.4%

[a]
The holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS Capital Holdings Limited
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At September 30, 2017

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$2,306,822	$18,073	$457	$1,995	$6,939	$16,353	$2,350,639
Commercial MBS	130,401	441,160	65,968	24,091	8,116	—	669,736
ABS	—	1,091,864	138,219	36,309	16,029	6,449	1,288,870

Total mortgage-backed and asset-backed securities	$2,437,223	$1,551,097	$204,644	$62,395	$31,084	$22,802	$4,309,245

Percentage of total	56.6%	36.0%	4.7%	1.4%	0.7%	0.6%	100.0%

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS

	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q3 2015
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$38,654	$59,391	$26,009	$40,413	$32,853	$28,812
Reinsurance	24,145	14,674	15,301	18,400	27,096	—
Total	$62,799	$74,065	$41,310	$58,813	$59,949	$28,812

Reinsurance recoverable on unpaid losses and loss expenses: OSLR
Insurance	$587,061	$563,510	$576,914	$723,265	$712,987	$660,861
Reinsurance	99,302	45,525	39,069	36,326	31,789	8,039
Total	$686,363	$609,035	$615,983	$759,591	$744,776	$668,900

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,406,026	$1,406,141	$1,366,078	$1,489,953	$1,523,537	$1,323,350
Reinsurance	221,872	113,483	67,121	46,955	28,700	32,457
Total	$1,627,898	$1,519,624	$1,433,199	$1,536,908	$1,552,237	$1,355,807

Provision against reinsurance recoverables:
Insurance	$(15,973)	$(17,629)	$(20,017)	$(19,889)	$(20,087)	$(17,420)
Reinsurance	(266)	(161)	(134)	(501)	(134)	—
Total	$(16,239)	$(17,790)	$(20,151)	$(20,390)	$(20,221)	$(17,420)

Net reinsurance recoverables:
Insurance	$2,015,768	$2,011,413	$1,948,984	$2,233,742	$2,249,290	$1,995,603
Reinsurance	345,053	173,521	121,357	101,180	87,451	40,496
Total	$2,360,821	$2,184,934	$2,070,341	$2,334,922	$2,336,741	$2,036,099

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS
At September 30, 2017

Categories	Gross Recoverable	Collateral	Gross Recoverable Net of Collateral	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Gross Recoverable	Net Recoverable
Top 10 reinsurers based on gross recoverables	$1,442,169	$(142,870)	$1,299,299	62.8%	23.8%	$(9,195)	0.6%	$1,432,974
Other reinsurers balances > $20 million	609,352	(91,510)	517,842	25.0%	9.5%	(4,489)	0.7%	604,863
Other reinsurers balances < $20 million	325,539	(73,143)	252,396	12.2%	4.6%	(2,555)	0.8%	322,984
Total	$2,377,060	$(307,523)	$2,069,537	100.0%	37.9%	$(16,239)	0.7%	$2,360,821
At September 30, 2017, 91.7% (December 31, 2016: 96.7%) of our gross recoverables were collectible from reinsurers rated the equivalent of A- or better by internationally recognized rating agencies.

Top 10 Reinsurers (net of collateral)	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity
Swiss Reinsurance America Corporation	17.1%	6.5%
Transatlantic Reinsurance Company	9.4%	3.6%
Partner Reinsurance Co of US	9.0%	3.4%
Lloyds of London	7.8%	3.0%
Hannover Ruck SE	4.2%	1.6%
Berkley Insurance Company	4.2%	1.6%
Harrington Re Ltd.	3.8%	1.4%
Everest Reinsurance Company	3.7%	1.4%
Munich Reinsurance America, Inc	3.6%	1.3%
Liberty Mutual Insurance Company	3.4%	1.2%
	66.2%	25.0%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS

	Quarter ended September 30, 2017			Nine months ended September 30, 2017
	Gross	Recoveries	Net	Gross	Recoveries	Net
Reserve for unpaid losses and loss expenses

Beginning of period	$9,878,662	$(2,110,869)	$7,767,793	$9,697,827	$(2,276,109)	$7,421,718
Incurred	1,550,221	(314,854)	1,235,367	3,122,745	(675,105)	2,447,640
Paid	(741,324)	137,234	(604,090)	(2,181,786)	468,525	(1,713,261)
Foreign exchange and other	100,016	(9,533)	90,483	148,789	184,667	333,456

End of period [a]	$10,787,575	$(2,298,022)	$8,489,553	$10,787,575	$(2,298,022)	$8,489,553

[a]
At September 30, 2017, the gross reserve for losses and loss expenses included IBNR of $7,156 million, or 66%, of total gross reserves for loss and loss expenses. At December 31, 2016, the comparable amount was $6,339 million, or 65%.

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Quarter ended September 30, 2017			Nine months ended September 30, 2017
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross losses paid	$459,648	$281,676	$741,324	$1,401,987	$779,799	$2,181,786
Reinsurance recoveries	(113,348)	(23,886)	(137,234)	(435,345)	(33,180)	(468,525)

Net losses paid	346,300	257,790	604,090	966,642	746,619	1,713,261

Change in:
Reported case reserves	34,012	158,461	192,473	(95,802)	247,469	151,667
IBNR	266,928	349,496	616,424	343,197	446,095	789,292
Reinsurance recoveries on unpaid loss and loss expense reserves	(18,375)	(159,245)	(177,620)	27,458	(234,038)	(206,580)

Total net incurred losses and loss expenses	$628,865	$606,502	$1,235,367	$1,241,495	$1,206,145	$2,447,640

Gross reserve for losses and loss expenses	$5,525,000	$5,262,575	$10,787,575	$5,525,000	$5,262,575	$10,787,575

Net favorable prior year reserve development	$2,603	$45,165	$47,768	$30,740	$112,755	$143,495

Key Ratios

Net paid to net incurred percentage	55.1%	42.5%	48.9%	77.9%	61.9%	70.0%

Net paid losses / Net premiums earned	69.8%	49.5%	59.4%	66.7%	50.1%	58.3%
Change in net loss and loss expense reserves / Net premiums earned	57.0%	66.9%	62.1%	19.0%	30.9%	25.0%
Net loss and loss expense ratio	126.8%	116.4%	121.5%	85.7%	81.0%	83.3%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTERLY

	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q3 2015

Gross losses paid	$459,648	$424,631	$517,708	$456,485	$365,160	$388,142
Reinsurance recoveries	(113,348)	(118,232)	(203,766)	(121,990)	(102,625)	(121,560)

Net losses paid	346,300	306,399	313,942	334,495	262,535	266,582

Change in:
Reported case reserves	34,012	(57,989)	(71,825)	37,738	(5,561)	(29,415)
IBNR	266,928	95,220	(18,949)	(88,366)	55,505	46,941
Reinsurance recoveries on unpaid loss and loss expense reserves	(18,375)	(17,902)	63,735	4,294	(39,253)	(836)

Total net incurred losses and loss expenses	$628,865	$325,728	$286,903	$288,161	$273,226	$283,272

Gross reserve for losses and loss expenses	$5,525,000	$5,200,224	$5,055,410	$5,345,655	$5,430,238	$5,243,445

Net favorable prior year reserve development	$2,603	$19,517	$8,619	$12,725	$20,688	$2,444

Key Ratios

Net paid to net incurred percentage	55.1%	94.1%	109.4%	116.1%	96.1%	94.1%

Net paid losses/Net premiums earned	69.8%	62.0%	68.5%	73.6%	59.0%	60.0%
Change in net loss and loss expense reserves / Net premiums earned	57.0%	4.0%	(5.9%)	(10.2%)	2.4%	3.7%
Net loss and loss expense ratio	126.8%	66.0%	62.6%	63.4%	61.4%	63.7%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTERLY

	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q3 2015

Gross losses paid	$281,676	$254,182	$243,941	$297,741	$231,506	$212,859
Reinsurance recoveries	(23,886)	(3,936)	(5,358)	(8,284)	(5,463)	(1,664)

Net losses paid	257,790	250,246	238,583	289,457	226,043	211,195

Change in:
Reported case reserves	158,461	90,172	(1,164)	37,735	20,139	22,545
IBNR	349,496	(8,890)	105,490	(50,686)	23,473	40,444
Reinsurance recoveries on unpaid loss and loss expense reserves	(159,245)	(51,924)	(22,870)	(24,055)	(10,553)	2,931

Total net incurred losses and loss expenses	$606,502	$279,604	$320,039	$252,451	$259,102	$277,115

Gross reserve for losses and loss expenses	$5,262,575	$4,678,438	$4,486,553	$4,352,172	$4,444,569	$4,460,138

Net favorable prior year reserve development	$45,165	$51,416	$16,174	$55,522	$55,331	$42,681

Key Ratios

Net paid to net incurred percentage	42.5%	89.5%	74.5%	114.7%	87.2%	76.2%

Net paid losses / Net premiums earned	49.5%	51.3%	49.7%	62.0%	46.2%	44.5%
Change in net loss and loss expense reserves / Net premiums earned	66.9%	6.0%	16.9%	(8.0%)	6.7%	13.9%
Net loss and loss expense ratio	116.4%	57.3%	66.6%	54.0%	52.9%	58.4%

AXIS Capital Holdings Limited
IMPACT OF THIRD QUARTER 2017 CATASTROPHE EVENTS
At September 30, 2017
(Amounts in millions of U.S. dollars)

	Hurricane Harvey	Hurricane Irma	Hurricane Maria	Mexico Earthquakes	Total

Gross loss and loss expenses
Insurance	$148	$137	$26	$10	$321
Reinsurance	139	158	126	35	458
Total	$287	$295	$152	$45	$779

Net loss and loss expenses
Insurance	$144	$136	$25	$10	$315
Reinsurance	99	104	96	23	322
Total	$243	$240	$121	$33	$637

Net reinstatement premiums
Reinsurance	$3	$12	$5	$—	$20

Total impact before income tax
Insurance	$144	$136	$25	$10	$315
Reinsurance	96	92	91	23	302
Total	$240	$228	$116	$33	$617

Income tax benefit	20	15	3	1	39

Total impact after income tax	$220	$213	$113	$32	$578

AXIS Capital Holdings Limited
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AS OF OCTOBER 1, 2017

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	100 Year Return Period	250 Year Return Period
Single zone, single event
Southeast	U.S. Hurricane	$468	$530	$675
Northeast	U.S. Hurricane	39	114	279
Mid-Atlantic	U.S. Hurricane	103	298	538
Gulf of Mexico	U.S. Hurricane	316	390	462
California	Earthquake	318	437	516
Europe	Windstorm	173	239	307
Japan	Earthquake	143	183	294
Japan	Windstorm	50	86	122
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at October 1, 2017. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.5 billion. According to our modeling, there is a one percent chance that on an annual basis, our losses incurred from a Southeast hurricane event could be in excess of $0.5 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.5 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
A supplementary disclosure entitled “Overview of AXIS Natural Peril Catastrophe Risk Measurement and Management” dated August 3, 2011 is available in the Investor Information section of our website. This disclosure provides an overview of our PML methodology, including our approach to zonal aggregation, as well as information about zonal definitions commonly used by other external parties.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, GAAP

	Quarter ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016

Net income (loss) available to common shareholders	$(467,740)	$176,644	$(377,695)	$334,554

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average shares outstanding - basic	83,305	89,621	84,479	91,852
Dilutive share equivalents:
Share-based compensation plans [a]	—	730	—	727
Weighted average shares outstanding - diluted	83,305	90,351	84,479	92,579

EARNINGS (LOSS) PER COMMON SHARE
Basic	($5.61)	$1.97	($4.47)	$3.64
Diluted	($5.61)	$1.96	($4.47)	$3.61

[a] Due to the net loss incurred in the three and nine months ended September 30, 2017, all the share equivalents were anti-dilutive.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARES ROLLFOWARD - QUARTERLY

	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q3 2015

Net income (loss) available to common shareholders	$(467,740)	$85,030	$5,014	$130,912	$176,644	$247,620

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	83,203	85,170	86,441	88,439	90,654	100,284
Shares issued, including those sourced from treasury	5	37	958	11	37	22
Shares repurchased for treasury	(51)	(2,004)	(2,229)	(2,009)	(2,252)	(4,257)
Common shares - at end of period	83,157	83,203	85,170	86,441	88,439	96,049

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares outstanding - basic	83,305	84,141	86,022	87,552	89,621	98,226
Dilutive share equivalents:
Share-based compensation plans [a]	—	370	771	922	730	898
Weighted average shares outstanding - diluted	83,305	84,511	86,793	88,474	90,351	99,124

EARNINGS (LOSS) PER COMMON SHARE
Basic	($5.61)	$1.01	$0.06	$1.50	$1.97	$2.52
Diluted	($5.61)	$1.01	$0.06	$1.48	$1.96	$2.50

[a] Due to the net loss incurred in the three and nine months ended September 30, 2017, all the share equivalents were anti-dilutive.

AXIS Capital Holdings Limited
DILUTED BOOK VALUE PER COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At September 30, 2017

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$57.31

Book value per common share	$4,679,699	83,157	$56.28

Dilutive securities: [b]
Restricted units		1,418	(0.95)
Diluted book value per common share	$4,679,699	84,575	$55.33

	At December 31, 2016

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$65.27

Book value per common share	$5,146,296	86,441	$59.54

Dilutive securities: [b]
Restricted units		1,876	(1.27)
Diluted book value per common share	$5,146,296	88,317	$58.27

[a]	Under this method unvested restricted stock units are added to determine the diluted common shares outstanding.

[b]	Excludes cash-settled restricted stock unit awards.

AXIS Capital Holdings Limited
NON-GAAP OPERATING INCOME [a]

NON-GAAP OPERATING INCOME	Quarter ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net income (loss) available to common shareholders	$(467,740)	$176,644	$(377,695)	$334,554
Adjustment for:
Net realized investment (gains) losses	(14,632)	(5,205)	14,811	40,295
Associated tax impact	2,657	2,479	1,892	2,372
Foreign exchange losses (gains)	32,510	(13,795)	90,093	(69,781)
Associated tax impact	(4,439)	566	(4,242)	2,010
Bargain purchase gain	—	—	(15,044)	—
Associated tax impact	—	—	—	—
Transaction related expenses	5,970	—	5,970	—
Associated tax impact	(221)	—	(221)	—
Non-GAAP operating income (loss)	$(445,895)	$160,689	$(284,436)	$309,450

Net earnings (loss) per share - diluted	$(5.61)	$1.96	$(4.47)	$3.61
Adjustment for:
Net realized investment (gains) losses	(0.18)	(0.06)	0.16	0.44
Associated tax impact	0.03	0.03	0.03	0.02
Foreign exchange losses (gains)	0.39	(0.15)	1.07	(0.75)
Associated tax impact	(0.05)	—	(0.05)	0.02
Bargain purchase gain	—	—	(0.18)	—
Associated tax impact	—	$—	—	—
Transaction related expenses	0.07	—	0.07	—
Associated tax impact	—	$—	—	—
Non-GAAP operating income (loss) per share - diluted	$(5.35)	$1.78	$(3.37)	$3.34

Weighted average common shares and common share equivalents - diluted	83,305	90,351	84,479	92,579

Average common shareholders' equity	$4,898,698	$5,369,921	$4,912,998	$5,319,849

Annualized return on average common equity	nm	13.2%	(10.3)%	8.4%

Annualized non-GAAP operating return on average common equity	nm	12.0%	(7.7)%	7.8%

[a]	Non-GAAP operating income is a “non-GAAP financial measure” as defined by Regulation G. A reconciliation of non-GAAP operating income to net income available to common shareholders is presented above.

AXIS Capital Holdings Limited
DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE

DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE - TREASURY STOCK METHOD [a]
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2017	2017	2017	2016	2016	2015
Common shareholders' equity	$4,679,699	$5,117,695	$5,104,291	$5,146,296	$5,400,658	$5,198,523
Less: goodwill and intangible assets	(87,206)	(86,220)	(84,613)	(85,049)	(85,501)	(87,329)
Tangible common shareholders' equity	$4,592,493	$5,031,475	$5,019,678	$5,061,247	$5,315,157	$5,111,194

Outstanding diluted common shares, net of treasury shares	84,575	84,655	86,670	88,317	90,363	98,213

Diluted book value per common share	$55.33	$60.45	$58.89	$58.27	$59.77	$53.68

Diluted tangible book value per common share	$54.30	$59.44	$57.92	$57.31	$58.82	$52.78

[a]
This method assumes that proceeds received upon exercise of options will be used to repurchase our common shares at the closing market price. Unvested restricted stocks and units and unrestricted phantom stock units are also added to determine the diluted common shares outstanding. Cash-settled restricted stock unit awards are excluded.

AXIS Capital Holdings Limited
USE OF NON-GAAP FINANCIAL MEASURES

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are "non-GAAP financial measures" under Securities and Exchange Commission ("SEC") rules and regulations. In this document, we present underwriting-related general and administrative expenses, consolidated underwriting income, non-GAAP operating income (in total and on a per share basis), diluted tangible book value per common share and pre-tax total return on cash and investments excluding foreign exchange movements, which are "non-GAAP financial measures" as defined in SEC Regulation G. We believe that these non-GAAP measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP.

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While these measures are presented in the Segment Information footnote to our Consolidated Financial Statements, they are considered non-GAAP financial measures when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, we exclude them from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income. Our total general and administrative expenses (the nearest GAAP financial measure to underwriting-related general and administrative expenses) also includes corporate expenses.

A reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP measure, is included in the ''Consolidated Statements of Income - Quarterly'' and ''Consolidated Statements of Income - Year to Date'' sections of this document.

Consolidated Underwriting Income
Consolidated underwriting income is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (losses) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative costs as expenses. While this measure is presented in the Segment Information footnote to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it appropriate to exclude net investment income and net realized investment gains (losses) from our underwriting profitability measure. Interest expense and financing costs primarily relate to interest payable on our senior notes and are excluded from consolidated underwriting income for the same reason.

As noted above, foreign exchange losses (gains) in our Consolidated Statement of Income primarily relate to our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange rate losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) are not a meaningful contributor to our underwriting performance and, therefore, exclude them from consolidated underwriting income.

The bargain purchase gain, recognized upon the acquisition of Aviabel, reflects the amount by which the fair value of the net identifiable assets acquired exceeds the fair value of consideration transferred and should be excluded from consolidated underwriting income since it is not related to underwriting operations.

Transaction related expenses and reorganization and related expenses are driven by business decisions, the nature and timing of which are unrelated to the underwriting process and for this reason they are excluded from consolidated underwriting income.

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income to income before income taxes and interest in income (loss) of equity method investments (the most comparable GAAP financial measure) is included in the''Consolidated Statements of Income - Quarterly'' and ''Consolidated Statements of Income - Year to Date'' sections of this document.

Non-GAAP Operating Income
Non-GAAP operating income represents after-tax operational results without consideration of after-tax net realized investment gains (losses), foreign exchange losses (gains), bargain purchase gain and transaction related expenses.

Although the investment of premiums to generate income and realize investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our Consolidated Statements of Income are primarily driven by the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange losses (gains) on our available-for-sale investments in other comprehensive income and foreign exchange losses (gains) realized upon the sale of these investments in net realized investment gains (losses). These unrealized and realized foreign exchange movements generally offset a large portion of the foreign exchange losses (gains) reported separately in earnings, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As such, the Statement of Income foreign exchange losses (gains) in isolation are not a fair representation of the performance of our business.

The bargain purchase gain, recognized upon the acquisition of Aviabel, reflects the amount by which the fair value of the net identifiable assets acquired exceeds the fair value of consideration transferred and is not indicative of future revenues of the company.

Transaction related expenses are primarily driven by business decisions, the nature and timing of which are unrelated to the underwriting process and which are not representative of underlying business performance.

In this regard, certain users of our financial statements evaluate earnings excluding after-tax net realized investment gains (losses), foreign exchange losses (gains), bargain purchase gain and transaction related expenses to understand the profitability of recurring sources of income.

We believe that showing net income available to common shareholders exclusive of net realized gains (losses), foreign exchange losses (gains), bargain purchase gain and transaction expenses reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of non-GAAP operating income to net income available to common shareholders, the most comparable GAAP measure, is presented in the "Non-GAAP Operating Income" section in this document.

Diluted Tangible Book Value per Common Share
Tangible book value is defined as common shareholders' equity excluding goodwill and intangible assets. Diluted tangible book value per common share uses this measure as the numerator, with the denominator being outstanding diluted common shares calculated under the treasury stock method. A reconciliation of diluted tangible book value per common share to diluted book value per common share (the nearest GAAP financial measure) is included in the "Diluted Tangible Book Value per Common Share'"section of this document.

Diluted tangible book value per common share removes certain effects of purchase accounting. We believe that this measure, in combination with diluted book value per common share, is useful in assessing value generated for our common shareholders.

Non-GAAP Financial Measures
We present pre-tax total return on cash and investments excluding foreign exchange movements, which measures net investment income (loss), net realized investments gains (losses), interest in income (loss) of equity method investments, and pre-tax change in unrealized gains (losses) generated by our average cash and investment balances which is derived from pre-tax total return on cash and investments and reconciled to the most comparable GAAP financial measure in the "Financial Highlights" section of this document". We believe this presentation enables investors and other users of our financial information to analyze the performance of our investments.

We also present diluted non-GAAP operating income per share and annualized non-GAAP operating return on average common equity ("annualized non-GAAP operating ROACE"), which are derived from the non-GAAP operating income measure and are reconciled to the most comparable GAAP financial measure in the "Non-GAAP Operating Income" section of this document.